EXHIBIT 4.1
-----------

                                WARRANT AGREEMENT

         WARRANT AGREEMENT ("Agreement"), dated as of November 15, 1999, between PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "Company"), and AMERICAN SECURITIES TRANSFER & TRUST, INC. ("Transfer Agent").

         WHEREAS, in connection with the Joint Reorganization Plan of the Company and Cherokee Communications, Inc. as approved October 22, 1999 (the "Plan"), the Company has agreed to issue warrants ("Warrants") to purchase up to 1,111,100 shares of common stock, $0.01 par value, of the Company following the approval and adoption of the Plan ("New Common Stock"); and

         WHEREAS, the Company and the Transfer Agent desire to set forth in this Agreement, among other things, the form and provisions of the certificates representing Warrants (the "Warrant Certificates") and the terms and conditions under which they may be issued, transferred, exchanged, replaced and surrendered and in connection with the exercise of the Warrants;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                     ISSUANCE OF WARRANTS; FORM OF WARRANTS
                     --------------------------------------

         Section 1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  (a) "Corporate Office" shall mean the office of the Transfer Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located as of the date hereof at 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228-2701.

                  (b) "Exercise Date" shall mean, as to any Warrant, the date on which the Transfer Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Transfer Agent as agent for the Company, of an amount in lawful money of the United States of America equal to the applicable Exercise Price (as defined in Section 2.1 hereof).

                  (c) "Initial Warrant Exercise Date" shall mean the date which is the business day following the date upon which the Warrants are issued pursuant to the Plan.

                  (d) "Registered Holder" shall mean the person in whose name any Warrant Certificates shall be registered on the books maintained by the Transfer Agent.

                  (e) "Warrant Expiration Date" shall mean 5:00 p.m. (New York City time) on November 19, 2002; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York City time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Upon notice to all holders of Warrants, the Company shall have the right to extend the Warrant Expiration Date.

         Section 1.2       WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.

                  (a) A Warrant shall initially entitle the Registered Holder of the certificate representing such Warrant to purchase one (1) share of New Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in herein.

                  (b) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants issued pursuant to the Plan shall be executed by the Company and delivered to the Transfer Agent. Upon written order of the Company signed by its Chairman or President or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Transfer Agent in accordance with the Plan.

                  (c) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of 1,111,100 shares of New Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

                  (d) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any replacement, transfer, exchange, adjustment or other issuance permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 4.2 hereof; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section
4.3 hereof; and (v) at the option of the Company, in such form as may be approved by the Board of Directors, to reflect any reasonable adjustment or change in the Exercise Price (as defined in Section 2.1 hereof), the number of shares of Common Stock purchasable upon exercise of the Warrants as provided in
Article III hereof.

         Section 1.3       FORM AND EXECUTION OF WARRANT CERTIFICATES.

                  (a) The Warrant Certificates shall be substantially in the form attached hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may reasonably deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange, adjustment or in replacement of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form only. Warrants shall be numbered serially.

                  (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Transfer Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Transfer Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Transfer Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After countersignature by the Transfer Agent, Warrant Certificates shall be delivered by the Transfer Agent to the Registered Holder without further action by the Company, except as otherwise provided by this Agreement.

                                   ARTICLE II
                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS
                 -----------------------------------------------

         Section II.1 EXERCISE PRICE. Each Warrant Certificate shall entitle the registered holder thereof to purchase from the Company one share of New Common Stock for each Warrant evidenced thereby, at a purchase price equal to $10.50 per share (the "Exercise Price"), or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article III hereof, payable in full at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share of New Common Stock, reflecting all appropriate adjustments made in accordance with the provisions of Article III hereof.

         Section II.2 EXERCISABILITY OF WARRANTS. Each Warrant may be exercised at any time subsequent to the Initial Warrant Exercise Date and prior to the Warrant Expiration Date. All outstanding Warrants shall expire on the Warrant Expiration Date, after which time all Warrants will be wholly void and of no force or effect.

         Section II.3 PROCEDURE FOR EXERCISE OF WARRANTS. During the period specified in and subject to the provisions of Section 2.2 hereof, Warrants may be exercised by surrendering the Warrant Certificate representing such Warrants to the Company, with the Election to Purchase duly completed and executed, accompanied by payment in full, by certified check or money order, of the Exercise Price in effect at the time of such exercise, for each share of New Common Stock with respect to which such Warrants are being exercised.

         Section II.4 ISSUANCE OF COMMON STOCK; LISTING. As soon as practicable after the date of exercise of any Warrants, the Company shall issue a certificate or certificates for the number of full shares of New Common Stock to which such holder is entitled, issued and delivered in accordance with the instructions set forth in the Election to Purchase. In no event shall any fractional shares be issued. All shares of New Common Stock issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid and non-assessable, and free from all liens and charges created by the Company in respect of the issue thereof. Each person in whose name any such certificate for shares of New Common Stock is issued shall for all purposes be deemed to have become the holder of record of the New Common Stock represented thereby on the date of exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for shares of New Common Stock. The Company will in good faith and as expeditiously as reasonably possible endeavor to cause such shares of New Common Stock, upon issuance, to be listed on each national securities exchange, if any, on which the other outstanding shares of New Common Stock are then listed.

         Section II.5 RESERVATION OF SHARES. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares or treasury shares, or both, of New Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

         Section 2.6 REGISTRATION. The issuance of the Warrants and the shares of New Common Stock underlying such Warrants are exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to
Section 3(a)(9) of the Securities Act and similar state law provisions, and pursuant to Section 1145 of the Bankruptcy Reform Act of 1978, as amended. The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of New Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

                                   ARTICLE III
                                   ADJUSTMENTS
                                   -----------

         Section 3.1 CAPITAL EVENT. If at any time or from time to time the Company shall by stock dividend, subdivision, combination, or reclassification of shares or otherwise, change as a whole the outstanding shares of New Common Stock into a different number or class of shares, the Exercise Price in effect and the number of shares of New Common Stock purchasable under the Warrants immediately prior to the date upon which such change shall become effective, shall be proportionately adjusted. Irrespective of any adjustment or change in the Exercise Price or the number of shares of New Common Stock actually purchasable hereunder, this Warrant Agreement may continue to express the Exercise Price and the number of shares purchasable as were expressed as of the date of this Agreement without prejudice to the holder of Warrants or the Company thereby. In the case of the issuance of additional shares of New Common Stock as a dividend, the aggregate number of shares of New Common Stock issued in payment of such dividend shall be deemed to have been issued at the close of business on the record date fixed for the determination of shareholders entitled to such dividend and shall be deemed to have been issued without consideration; provided, however, that if the Company, after fixing such record date, shall legally abandon its plan to so issue New Common Stock as a dividend, no adjustment of the Exercise Price shall be required by reason of the fixing of such record date.

         Section 3.2 MERGER. If at any time while the Warrants are outstanding the Company effects any consolidation or merger with any other corporation or entity, the holder of a Warrant shall thereafter be entitled upon such exercise of the Warrant to purchase, with respect to each share of New Common Stock purchasable hereunder immediately prior to the date upon which such consolidation or merger shall become effective, the securities or property to which a holder of one share of New Common Stock would have been entitled upon such consolidation or merger, without any change in, or payment in addition to, the Exercise Price in effect immediately prior to such merger or consolidation and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that all of the provisions of the Warrants shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any such consolidation or merger unless prior to the consummation thereof the successor corporation, if other than the Company, resulting therefrom shall assume by written agreement executed and mailed to each of the Warrant holders at the address of each such holder shown on the books of the Company, the obligation to deliver to such holder such securities or property as in accordance with the foregoing provisions such holders shall be entitled to purchase. A sale of all or substantially all of the assets of the Company for a consideration, apart from the assumption of obligations, consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                                   ARTICLE IV
                     OTHER PROVISIONS RELATING TO RIGHTS OF
                   REGISTERED HOLDERS OF WARRANT CERTIFICATES
                   ------------------------------------------

         Section 4.1 RIGHTS OF WARRANT HOLDERS. The Warrant Certificate shall not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

         Section 4.2 TRANSFER OF WARRANTS.

                  (a) After the Initial Warrant Exercise Date, Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Transfer Agent at its Corporate Office and, upon satisfaction of the terms and provisions hereof with signature guarantees by an acceptable participant in a recognized Medallion program, the Company shall execute and the Transfer Agent shall countersign, issue and deliver new Warrant Certificates.

                  (b) The Transfer Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Transfer Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

                  (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Transfer Agent, duly executed by the Registered Holder or his or her attorney-in-fact duly authorized in writing with signature guarantees by an acceptable participant in a recognized Medallion program.

                  (d) A service charge may be imposed by the Transfer Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly cancelled by the Transfer Agent and thereafter retained by the Transfer Agent until termination of this Agreement or its resignation as Transfer Agent, or disposed of or destroyed, at the direction of the Company.

                  (f) Prior to due presentment for registration of transfer thereof, the Company and the Transfer Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Transfer Agent) for all purposes and shall not be affected by any notice to the contrary.

         Section 4.3 LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company in its discretion may execute and deliver a new Warrant Certificate, in exchange and in substitution for and upon cancellation of a mutilated, lost, stolen or destroyed Warrant Certificate, but only if the Company receives evidence of such loss, theft or destruction of such Warrant Certificate and of the ownership thereof, and, if requested, only if the Company is indemnified for such mutilated, lost, stolen or destroyed Warrant Certificate, all in such form that is satisfactory to the Company.

         Section 4.4 NOTICE OF ADJUSTMENTS. Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares of New Common Stock issuable upon the exercise of a Warrant, pursuant to Article III hereof, and in the event of any change in the rights of the holder of a Warrant by reason of any other event herein set forth, then and in each such case, the Company shall give written notice thereof to the holder of each Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and the increased or decreased number of shares issuable upon the exercise of a Warrant, or specify the stock, securities or assets and the amount thereof receivable as a result of such change in rights, setting forth in reasonable detail a summary of the method of calculation and the facts upon which such calculation is based.

         Section 4.5. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Transfer Agent and every other holder of a Warrant that:

                  (a) The Warrants are transferable only on the registry books of the Transfer Agent by the Registered Holder thereof in person or by his or her attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the Corporate Office of the Transfer Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Transfer Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

                  (b) The Company and the Transfer Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes and neither the Company nor the Transfer Agent shall be affected by any notice or knowledge to the contrary.

                                    ARTICLE V
                              MISCELLANEOUS MATTERS
                              ---------------------

         Section 5.1 ASSIGNMENT. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Transfer Agent or the Registered Holders shall bind and inure to the benefit of their respective successors and assigns.

         Section 5.2 NOTICES. Any notice, demand or other communication required by this Agreement shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, by overnight mail or courier, or by facsimile transmission with receipt acknowledged, addressed to the Company or the Transfer Agent, as appropriate, as set forth below:

         To the Company:

                  PhoneTel Technologies, Inc.
                  1001 Lakeside Avenue, 7th Floor
                  Cleveland, Ohio 44114
                  Attn: Corporate Secretary

         With a copy to:

                  Hahn Loeser & Parks LLP
                  3300 BP Tower
                  200 Public Square
                  Cleveland, Ohio 44114
                  Attn: F. Ronald O'Keefe, Esq.

         To the Transfer Agent:

                  American Securities Transfer & Trust, Inc.
                  12039 W. Alameda Parkway, Suite Z-2
                  Lakewood, CO 80228-2701

         Any party may change the address or fax number stated herein to which notices are sent by giving all other parties notice of such change of address or fax number by notice to their respective addresses stated herein.

         Section 5.3 GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be governed by the laws of the State of Ohio without regard to principles of conflicts of laws thereof.

         Section 5.4 STANDING. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Transfer Agent any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Transfer Agent and their successors and assigns.

         Section 5.5 HEADINGS. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 5.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 5.7 ENTIRE AGREEMENT. All prior contemporaneous agreements, contracts, promises, representations, warranties or covenants between the parties hereto, whether written or oral, are merged into this Agreement and shall hereafter be null and void. This Agreement, including the Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. This Agreement may only be amended by a written instrument, signed by each of the parties hereto.

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                      PHONETEL TECHNOLOGIES, INC.


                                      By: /s/ John D. Chichester
                                         ---------------------------------------
                                      Its: PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                          --------------------------------------

                                      AMERICAN SECURITIES TRANSFER & TRUST, INC.

                                      By: /s/ Laura Sisneros
                                         ---------------------------------------
                                      Its: VICE  PRESIDENT/TRUST OFFICER
                                          --------------------------------------

                         EXHIBIT A TO WARRANT AGREEMENT

                          [Form of Warrant Certificate]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED UNDER AND ARE GOVERNED BY AND ARE SUBJECT TO THAT CERTAIN WARRANT AGREEMENT, DATED AS OF NOVEMBER 15, 1999. A COPY OF SUCH WARRANT AGREEMENT WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

No.
   ------------------

                         Certificate for _____ Warrants


                               WARRANT CERTIFICATE

         THIS CERTIFIES that ___________________ or its registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one fully paid and nonassessable share of Common Stock, par value $0.01 per share (the "Common Stock"), of PhoneTel Technologies, Inc. (the "Company"), at any time after November 18, 1999 but not after the Warrant Expiration Date hereinafter referred to, at the initial exercise price of $10.50 per share (the "Exercise Price"), by surrendering this Warrant Certificate to the Company, with the duly executed form of election to purchase attached hereto, and by paying in full the Exercise Price, plus transfer taxes, if any, by certified check or money order payable to the order of the Company.

         No Warrant may be exercised after 5:00 P.M., New York City time, on November 19, 2002 (the "Warrant Expiration Date"). All Warrants evidenced hereby shall thereafter become void, subject to the terms of the Warrant Agreement (as hereinafter defined).

         Prior to the Warrant Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement hereinafter referred to, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate to the Company, with the form of assignment set forth hereon duly executed. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.



         Upon certain events provided for in the Warrant Agreement hereinafter referred to, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted. No fractional shares will be issued upon the exercise of Warrants.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of November 15, 1999 between the Company and American Securities Transfer & Trust, Inc. (the "Warrant Agreement") and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof. Any capitalized terms not defined in this Warrant Certificate shall have the meanings ascribed to them in the Warrant Agreement.

         This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceeding of the Company.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

                                                  PHONETEL TECHNOLOGIES, INC.


                                                  By:
                                                     --------------------------
                                                           Name:
                                                                ---------------
                                                           Title:
                                                                 --------------

                                                  Attest:
                                                         ----------------------
                                                           Name:
                                                                ---------------
                                                           Title:
                                                                 --------------

Countersigned:
[TRANSFER AGENT]

By:______________________________

Its:_____________________________

                              [Form of Assignment]

         FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:


Name of Assignee                    Address                   No. of Warrants
----------------                    -------                   ---------------






and does hereby irrevocably constitute and appoint __________________, Attorney, to make such transfer on the books of PhoneTel Technologies, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:
      --------------    -------------------------------------------------------
                                                Signature


                           [MEDALLION SIGNATURE GUARANTEE REQUIRED]

                           (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                         [Form of Election To Purchase]

         The undersigned hereby irrevocably elects to exercise_______________of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                        (NAME)


--------------------------------------------------------------------------------
               (ADDRESS, INCLUDING ZIP CODE)


--------------------------------------------------------------------------------
          (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           ---------------------------------------------------------------------
                        (NAME)

at
  ------------------------------------------------------------------------------
               (ADDRESS, INCLUDING ZIP CODE)


         In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $________________ by certified check or money order payable to the order of the Company.


Date:
     --------------        ----------------------------------------------------
                                             Signature

                           (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                           PLEASE INSERT SOCIAL SECURITY OR TAX I.D. NUMBER OF HOLDER


                           ----------------------------------------------------

                                   SCHEDULE A
                                   ----------

         As of the date of this Agreement, the Company had the following classes and number of shares of stock issued and outstanding (including treasury stock):

                                                                       # of Shares Issued
         Class of Stock             # of Shares Authorized             and Outstanding
         --------------             ----------------------             ---------------




         As of the date of this Agreement, the ownership of the Warrants, the number and percentage of the total shares of Common Stock each Warrant holder is entitled to purchase is as follows:

                                                     # of Shares entitled        Percentage of Total
Name of Warrant Holder     # of Shares Owned         to Purchase                 Shares Outstanding
----------------------     -----------------         -----------                 ------------------